EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81638, 333-91660, 333-113183, 333-116860, 333-116862, 333-127861, 333-147175, and 333-147176) and on Form S-3 (No. 333-103918) of MeadWestvaco Corporation of our report dated February 24, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Richmond, Virginia
February 24, 2009